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                                                                    Exhibit 23.6

                 Consent of American Appraisal Associates, Inc.

Board of Directors
Price Enterprises, Inc.
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

Members of the Board:

         We hereby consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-61620) of Price Enterprises Inc. ("Enterprises") on Form S-4 and in the Joint Proxy Statement/Prospectus of Enterprises and Excel Legacy Corporation, which is part of the Registration Statement, of our opinion dated March 21, 2001 appearing as Annex G to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       American Appraisal Associates, Inc.

                                       By:  /s/ Ronald M. Goergen
                                            ------------------------------------
                                            Name:  Ronald M. Goergen
                                                   -----------------------------
                                            Title:  President
                                                    ----------------------------

July 2, 2001
Milwaukee, Wisconsin